Exhibit 4.1

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.  The location of each omitted portion is indicated by a series of three asterisks in brackets (“[***]”).

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

                    This Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of March 1, 2007 (this “Amendment”), among U.S. Concrete, Inc., a Delaware corporation (the “Borrower”), the Lenders, the Issuers and Citicorp north america, Inc., as agent for the Lenders and the Issuers and as agent for the Secured Parties under the Collateral Documents (in such capacity, the “Administrative Agent”); Bank of America, N.A., in its capacity as syndication agent for the Lenders and the Issuers (the “Syndication Agent”) and JPMorgan Chase Bank, in its capacity as documentation agent for the Lenders and the Issuers (the “Documentation Agent”).

PRELIMINARY STATEMENTS

                    Capitalized terms defined in the Credit Agreement (as defined below) and not otherwise defined in this Amendment are used herein as therein defined.

                    The Borrower, the Lenders, the Issuers, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 30, 2006 (as the same has been amended, supplemented or otherwise modified from time to time until the date hereof, the “Credit Agreement”).

                    The Borrower has requested a Facilities Increase in an aggregate principal amount not to exceed $45 million (the “Increase”).

                    Certain Lenders have committed to participate in the Increase severally, but not jointly, in an aggregate principal amount up to $45 million, upon the terms and subject to the conditions set forth herein.

                    The parties hereto also agree to amend the Credit Agreement upon the terms and subject to the conditions set forth herein.

                    SECTION 1.          Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

                    (a)          Section 1.1 (Defined Terms) of the Credit Agreement is hereby amended by (i) inserting the following definitions in the appropriate place to preserve the alphabetical order of the definitions therein:

                      “Contingent Guaranty Obligations” means the obligations of the Borrower pursuant to that certain Guaranty among Borrower [***] incurred in connection with the creation and operation of the [***] of a type customarily incurred in similar transactions, in each case, in scope and amount reasonably acceptable to the Administrative Agent, not constituting Indebtedness.

“Contingent Pension Obligations” means the obligations of the Borrower and its Subsidiaries pursuant [***]

[***]

and (ii) amending and restating the following definitions in their entirety as follows:

                       “Excluded Joint Ventures” means, as of any date of determination, any joint venture (including (a) any Subsidiary which is a not a Wholly Owned Subsidiary and (b) any Person that at the time of the initial creation thereof constituted an Excluded Joint Venture but has since become a Wholly Owned Subsidiary as to which no election has been made pursuant to the definition of “Subsidiary” below) in respect of which the aggregate of all consideration paid in connection with the acquisition or formation of such joint venture by the Borrower or any of its Subsidiaries (including all assets contributed to such joint venture by the Borrower or any of its Subsidiaries, all transaction costs, and all Indebtedness or other obligations (in each case whether contingent or otherwise, but not including Contingent Pension Obligations or the Contingent Guaranty Obligations), including any contractually binding commitment to make future capital contributions, incurred or assumed in connection therewith does not exceed $40,000,000 (valued at book value and excluding the value of any goodwill attributable to any such assets so contributed and net of the aggregate amount of all returns of capital, dividends, similar distributions to or reimbursements of transaction costs and/or indemnity claims received by the Borrower or any of its Subsidiaries from the date of the creation of [***]).

                       “Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person or one or more Subsidiaries of such Person; provided, that [***] shall not be a “Subsidiary”, with respect to any Person unless the Borrower shall so elect and notify the Administrative Agent thereof.

“Swing Loan Sublimit” means $15,000,000.

                    (b)          Section 7.12 (Control Accounts; Approved Deposit Accounts) of the Credit Agreement is hereby amended by amending and restating clause (f) thereof in its entirety as follows:

                       (f)          The provisions of this Section 7.12 shall not apply to any Excluded Foreign Subsidiary, Excluded Subsidiary or Excluded Joint Venture to the extent the same is not otherwise required to become a Guarantor hereunder.  The Borrower may maintain a Securities Account with Merrill Lynch which is not a Control Account for the sole purpose of depositing therein deferred compensation payments on behalf of its employees and officers in accordance with the Borrower’s existing incentive plan for which accounts are maintained at Merrill Lynch (or any of its Affiliates), so long as the aggregate amount from time to time on deposit therein does not exceed $10,000,000 (the “Merrill Lynch Account”).

                   (c)          Section 8.1 (Indebtedness) of the Credit Agreement is hereby amended by replacing the reference to “$10,000,000” with “$25,000,000” in clause (j) thereof.

                    (d)          Section 8.3 (Investments) of the Credit Agreement is hereby amended by amending and restating clause (k) thereof in its entirety as follows:

                       (k)          Investments in Excluded Joint Ventures; provided that the aggregate outstanding amount of all such Investments shall not exceed $40,000,000 at the time of the making of such Investments and net of the aggregate amount of all returns of capital, dividends, similar distributions to or reimbursements of transaction costs and/or indemnity claims received by the Borrower or any of its Subsidiaries from the date of the creation of [***].

                    (e)          Section 8.4 (Sale of Assets) of the Credit Agreement is hereby amended by (i) replacing the “; and” at the end of clause (f) thereof with “;”, (ii) replacing the “.” at the end of clause (g) thereof with “; and” and (iii) inserting after clause (g) thereof the following as a new clause (h) thereof:

                       (h)          the sale or disposition of Inventory and other personal property of the Borrower and its Subsidiaries to [***]; provided, however, that with respect to any such Asset Sale pursuant to this clause (h), (i) such Asset Sale, in the case of Inventory, shall be for Fair Market Value and the consideration therefore must be received within 120 days after such disposition, (ii) such Asset Sale, in the case of prepaid assets, shall be valued at the book value thereof at the time of such disposition (and the amount of such prepaid assets shall not exceed $1,000,000), and (iii) the aggregate Fair Market Value or then current book value, as the case may be, of the assets so disposed of shall not exceed $5,000,000.

                    (f)          Section 8.5 (Restricted Payments) of the Credit Agreement is hereby amended by amending and restating clause (d) thereof in its entirety as follows:

                       (d)          as long as no Default or Event of Default has occurred and is then continuing both before and after giving effect to any such Restricted Payment, Restricted Payments made by the Borrower in an aggregate amount not to exceed $20,000,000; provided, that the Available Credit (after giving effect to such proposed Restricted Payment) at such time exceeds $40,000,000.

                    (g)          Section 8.9 (Transactions with Affiliates) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                    The Borrower shall not, nor shall it permit any of its Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of the Borrower that is not the Borrower or a Subsidiary of the Borrower (other than permitted under Section 8.3 (Investments)), (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of the Borrower that is not a Subsidiary of the Borrower (other than Asset Sales permitted under Section 8.4 (Sale of Assets) or Restricted Payments permitted under Section 8.5 (Restricted Payments)), (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not the Borrower or a Subsidiary of the Borrower (other than permitted under Section 8.7 (Restriction on Fundamental Changes; Permitted Acquisitions)) or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a

Guarantor (including guaranties and assumptions of obligations of any such Affiliate), except for, (i) transactions in the ordinary course of business on a basis no less favorable to the Borrower or, as the case may be, such Subsidiary thereof as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate thereof, (ii) salaries and other director or employee compensation to officers or directors of the Borrower or any of its Subsidiaries commensurate with current compensation levels (or reimbursement of reasonable expenses and advances made in the ordinary course of business), (iii) transactions among the Borrower and its Wholly Owned Subsidiaries and amongst Wholly Owned Subsidiaries, (iv) transactions contemplated pursuant to the agreements listed on Schedule 8.9 and (v) transactions among the Borrower or a Subsidiary of the Borrower and an Affiliate of the Borrower that is not the Borrower or a Subsidiary of the Borrower on a basis no less favorable to the Borrower or, as the case may be, such Subsidiary thereof, as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate thereof, if otherwise permitted under this Agreement or the other Loan Documents.

                    (h)          On the Effective Date the Revolving Credit Commitments of the Lenders (including any New Lenders (as defined below)) shall be as set forth on the schedule attached hereto as Exhibit A and Schedule 8.9 attached hereto as Exhibit B shall be attached to the Credit Agreement as a new Schedule 8.9 [***] thereto.

                    SECTION 2.          Conditions to Effectiveness.  This Amendment and the Increase shall become effective on the date when each of the following conditions precedent have first been satisfied (the “Effective Date”):

                    (a)          Certain Documents.  The Administrative Agent shall have received counterparts of each of the following, each dated the Effective Date (unless otherwise agreed by the Administrative Agent), in form and substance satisfactory to the Administrative Agent:

(i) this Amendment executed by the Borrower, the Administrative Agent, the Requisite Lenders and each existing Lender participating in the Increase;

(ii) a consent and reaffirmation in respect of this Amendment in the form attached hereto, executed by each Guarantor;

                       (iii)          an assumption agreement by each Eligible Assignee or Affiliate or Approved Fund participating in the Increase that is not an existing Lender (each a “New Lender”), in form and substance satisfactory to the Administrative Agent and duly executed by the Borrower, the Administrative Agent and such New Lender;

                      (iv)          certified copies of resolutions of the Board of Directors of each Loan Party approving the consummation of the Increase and the execution, delivery and performance of the Amendment and the other documents to be executed in connection herewith;

                       (v)          an opinion of counsel for the Loan Parties, addressed to the Agents and the Lenders and any New Lenders and in form and substance and from counsel reasonably satisfactory to the Administrative Agent; and

                       (vi)          such other documents as the Administrative Agent may reasonably request or as any Lender and any New Lender participating in the Increase may reasonably require as a condition to its commitment to participate in the Increase.

          (b)          Fees and Expenses Paid.  There shall have been paid to the Administrative Agent, for the account of the Agents and the Lenders (including any New Lender), as applicable, all fees and reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) due and payable on or before the Effective Date (including all such fees described herein).

          (c)          Other Conditions.  (i) The conditions precedent set forth in Section 3.2 (Conditions Precedent to Each Loan and Letter of Credit) of the Credit Agreement shall have been satisfied both before and after giving effect to the Increase, (ii) the Increase shall be made on the terms and conditions set forth in Section 2.1(b)(i) (Facilities Increase) of the Credit Agreement and (iii) the Borrower shall be in compliance with Article V (Financial Covenants) of the Credit Agreement on the Effective Date for the most recently ended Fiscal Quarter on a pro forma basis both before and after giving effect to the Increase (as though the Covenant Commencement Date has occurred).

                    SECTION 3.          Construction with the Loan Documents.

                    (a)          On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.  The table of contents, signature pages and list of Exhibits and Schedules of the Credit Agreement shall be deemed modified to reflect the changes made by this Amendment.

                    (b)          Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed, including the respective guarantees and security interests granted pursuant to the respective Loan Documents.

                    (c)          The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Issuers, the Arrangers or the Agents under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents or for any purpose except as expressly set forth herein.

                    (d)          This Amendment is a Loan Document.

                    (e)          This Amendment shall not extinguish, discharge or release the Lien or priority of any Loan Document or any other security therefor or any guarantee thereof.  The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, except as modified hereby in connection herewith.

                    SECTION 4.          Governing Law. This Amendment is governed by, and shall be construed in accordance with, the law of the State of New York.

                    SECTION 5.          Representations And Warranties.  The Borrower hereby represents and warrants that each of the representations and warranties made by it in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date hereof (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date) and no Default or Event of Default has occurred and is continuing as of the date hereof.

                    SECTION 6.          Certain Fees.  As consideration for participation in the Increase, the Borrower and each other Loan Party jointly and severally agree to pay to the Administrative Agent for the account of each Lender participating in the Increase (including any New Lender), a fee equal to 0.10% of the aggregate principal amount of the Increase.  The Administrative Agent shall allocate such funds among the such Lenders (including any New Lender) on a pro rata basis in accordance with their respective commitments with respect to the Increase.

                    SECTION 7.          Release of Excluded Collateral.  Upon written notice to the Administrative Agent by the Borrower of the creation of [***] and the contribution of assets to [***] as contemplated by the agreements described in Schedule 8.9, the Administrative Agent shall deliver to the Borrower, at the Borrower’s expense, releases and discharges of Excluded Collateral in form and substance reasonably requested by the Borrower.

                    SECTION 8.          Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

[SIGNATURE PAGES FOLLOW]

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

U.S. CONCRETE, INC.
as Borrower

By:	/s/ Robert D. Hardy

Name:	Robert D. Hardy
Title:	Senior Vice President and Chief
Financial Officer

CITICORP NORTH AMERICA, INC.,
as Administrative Agent, Swing Loan Lender and Lender

By:	/s/ Keith R. Gerding

Name:	Keith R. Gerding
Title:	Vice President and Director

BANK OF AMERICA, N.A.,
as Syndication Agent and Lender

By:	/s/ Joy L. Bartholomew

Name:	Joy L. Bartholomew
Title:	Senior Vice President

JPMORGAN CHASE BANK,
as Documentation Agent and Lender

By:	/s/ Courtney Jeans

Name:	Courtney Jeans
Title:	Vice President

BRANCH BANKING AND TRUST CO.,
as Lender

By:	/s/ Troy R. Weaver

Name:	Troy R. Weaver
Title:	Senior Vice President

CAPITAL ONE, N.A.,
as Lender

By:	/s/ Debra Halling

Name:	Debra Halling
Title:	Senior Vice President

COMERICA BANK,
as Lender

By:	/s/ Charles T. Johnson

Name:	Charles T. Johnson
Title:	Vice President

CONSENT AND REAFFIRMATION OF GUARANTORS

Dated as of March 1, 2007

                    Each of the undersigned, as a Guarantor under the Guaranty dated as of March 12, 2004 (the “Guaranty”), and as a Loan Party under each Collateral Document to which it is a party, hereby consents to that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of the date hereof and to which this consent and reaffirmation is attached (the “Amendment”) and hereby confirms and agrees that notwithstanding the effectiveness of the Amendment and the Increase thereunder and as defined therein, the Guaranty and all Liens granted by it pursuant to the Collateral Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of the Amendment, each reference in the Guaranty and such Collateral Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by the Amendment.

AMERICAN CONCRETE PRODUCTS, INC.
ATLAS-T UCK CONCRETE, INC.
B EALL INDUSTRIES, INC.
B EALL MANAGEMENT, INC.
C ENTRAL C ONCRETE S UPPLY CO., INC.
C ENTRAL P RECAST CONCRETE, INC.
R EADY MIX C ONCRETE C OMPANY OF KNOXVILLE
SAN D IEGO P RECAST CONCRETE, INC.
S IERRA PRECAST, INC.
S MITH PRE-CAST, INC.

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	Vice President

E ASTERN C ONCRETE MATERIALS, INC.
K URTZ G RAVEL COMPANY
S UPERIOR MATERIALS, INC.
T ITAN C ONCRETE INDUSTRIES, INC.

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	Vice President & Secretary

USC PAYROLL, INC.

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	President & Treasurer

B EALL C ONCRETE ENTERPRISES, LTD.

By:	B EALL MANAGEMENT, INC.,
its General Partner

By:	/s/ Cesar Monroy

Name:	Cesar Monroy
Title:	Vice President

A LLIANCE HAULERS, INC.
A LBERTA INVESTMENTS, INC.
B RECKENRIDGE READY-MIX, INC.
B UILDERS’ REDI-MIX, LLC
BWB, INC. OF MICHIGAN
C ENTRAL C ONCRETE CORP.
I NGRAM ENTERPRISES, L.P.
I NGRAM E NTERPRISES MANAGEMENT, INC.
REDI-MIX CONCRETE, L.P.
REDI-MIX GP, LLC
REDI-MIX, L.P.
REDI-MIX MANAGEMENT, INC.
S UPERIOR C ONCRETE MATERIALS, INC.
U.S. C ONCRETE ON-SITE, INC.
USC GP, INC.

By:	/s/ Curt Lindeman

Name:	Curt Lindeman
Title:	Vice President & Secretary

C ONCRETE XXXI ACQUISITION, INC.
C ONCRETE XXXII ACQUISITION, INC.
C ONCRETE XXXIII ACQUISITION, INC.
C ONCRETE XXXIV ACQUISITION, INC.
C ONCRETE XXXV ACQUISITION, INC.
C ONCRETE XXXVI ACQUISITION, INC.

By:	/s/ Curt Lindeman

Name:	Curt Lindeman
Title:	President

USC ATLANTIC, INC.

By:	/s/ Michael W. Harlan

Name:	Michael W. Harlan
Title:	President & Secretary

USC MICHIGAN, INC.

By:	/s/ Michael W. Harlan

Name:	Michael W. Harlan
Title:	Vice President & Secretary

USC MANAGEMENT CO., L.P.

By:	USC GP, INC., its General Partner

By:	/s/ Curt M. Lindeman

Name:	Curt M. Lindeman
Title:	Vice President & Secretary

WYOMING CONCRETE INDUSTRIES, LLC

By:	/s/ Eugene P. Martineau

Name:	Eugene P. Martineau
Title:	Vice President & Secretary

Exhibit A

Schedule I

Commitments

Lender	Revolving Credit Commitment ($)

Citicorp North America, Inc.	$28,000,000
Bank of America, N.A.	$28,000,000
JPMorgan Chase Bank	$28,000,000
Branch Banking and Trust Co.	$26,900,000
Capital One, N.A.	$17,900,000
Comerica Bank	$11,200,000
Wells Fargo Foothill, N.A.	$10,000,000
Total	$150,000,000

Exhibit B

Schedule 8.9

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